PROSPECTUS SUPPLEMENT                         This Prospectus Supplement, filed
FOR THE PERIOD ENDING                         pursuant to Rule 424(b)(3),
AUGUST 31, 1998 TO                            relates to Registration Statement
PROSPECTUS DATED                              33-71504-01 and the Prospectus
NOVEMBER 16, 1993                             dated November 16, 1993



                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 15, 1998


                          DISCOVER CARD MASTER TRUST I
                          ----------------------------
             (Exact name of registrant as specified in its charter)


Delaware                      0-23108                     Not Applicable
--------                      -------                     --------------
(State of                     (Commission                 (IRS Employer
organization)                 File Number)                Identification No.)


c/o Greenwood Trust Company
12 Read's Way
New Castle, Delaware                           19720
-------------------------------------------------------
(Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code: (302) 323-7184


                                 Not Applicable
                ------------------------------------------------
                 (Former address, if changed since last report)


                                  Page 1 of 141
                         Index to Exhibits is on page 8

Item 5.  Other Events
         ------------

A) Series 1993-1:
   --------------
On September 15, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the August 1998 Due Period with respect to Series 1993-1, which is attached as Exhibit 20(a) hereto.

B) Series 1993-2:
   --------------
On September 15, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the August 1998 Due Period with respect to Series 1993-2, which is attached as Exhibit 20(b) hereto.

C) Series 1993-3:
   --------------
On September 15, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the August 1998 Due Period with respect to Series 1993-3, which is attached as Exhibit 20(c) hereto.

D) Series 1994-2:
   --------------
On September 15, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the August 1998 Due Period with respect to Series 1994-2, which is attached as Exhibit 20(d) hereto.

E) Series 1994-3:
   --------------
On September 15, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the August 1998 Due Period with respect to Series 1994-3, which is attached as Exhibit 20(e) hereto.

F) Series 1994-A:
   --------------
On September 15, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the August 1998 Due Period with respect to Series 1994-A, which is attached as Exhibit 20(f) hereto.

G) Series 1995-1:
   --------------
On September 15, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the August 1998 Due Period with respect to Series 1995-1, which is attached as Exhibit 20(g) hereto.

H) Series 1995-2:
   --------------
On September 15, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the August 1998 Due Period with respect to Series 1995-2, which is attached as Exhibit 20 (h) hereto.

I) Series 1995-3:
   --------------
On September 15, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the August 1998 Due Period with respect to Series 1995-3, which is attached as Exhibit 20(i) hereto.

J) Series 1996-1:
   --------------
On September 15, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the August 1998 Due Period with respect to Series 1996-1, which is attached as Exhibit 20(j) hereto.

K) Series 1996-2:
   --------------
On September 15, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the August 1998 Due Period with respect to Series 1996-2, which is attached as Exhibit 20(k) hereto.

L) Series 1996-3:
   --------------
On September 15, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the August 1998 Due Period with respect to Series 1996-3, which is attached as Exhibit 20(l) hereto.

M) Series 1996-4:
   --------------
On September 15, 1998 the Registrant made available the Monthly
Certificateholders Statement for the August 1998 Due Period with respect to Series 1996-4, which is attached as Exhibit 20(m) hereto.

N) Series 1997-1:
   --------------
On September 15, 1998 the Registrant made available the Monthly
Certificateholders Statement for the August 1998 Due Period with respect to Series 1997-1, which is attached as Exhibit 20(n) hereto.

O) Series 1997-2:
   --------------
On September 15, 1998 the Registrant made available the Monthly
Certificateholders Statement for the August 1998 Due Period with respect to Series 1997-2, which is attached as Exhibit 20(o) hereto.

P) Series 1997-3:
   --------------
On September 15, 1998 the Registrant made available the Monthly
Certificateholders Statement for the August 1998 Due Period with respect to Series 1997-3, which is attached as Exhibit 20(p) hereto.

Q) Series 1997-4:
   --------------
On September 15, 1998 the Registrant made available the Monthly
Certificateholders Statement for the August 1998 Due Period with respect to Series 1997-4, which is attached as Exhibit 20(q) hereto.

R) Series 1998-1:
   --------------
On September 15, 1998 the Registrant made available the Monthly
Certificateholders Statement for the August 1998 Due Period with respect to Series 1998-1, which is attached as Exhibit 20(r) hereto.

S) Series 1998-2:
   --------------
On September 15, 1998 the Registrant made available the Monthly
Certificateholders Statement for the August 1998 Due Period with respect to Series 1998-2, which is attached as Exhibit 20(s) hereto.

T) Series 1998-3:
   --------------
On September 15, 1998 the Registrant made available the Monthly
Certificateholders Statement for the August 1998 Due Period with respect to Series 1998-3, which is attached as Exhibit 20(t) hereto.

U) Series 1998-4:
   --------------
On September 15, 1998 the Registrant made available the Monthly
Certificateholders Statement for the August 1998 Due Period with respect to Series 1998-4, which is attached as Exhibit 20(u) hereto.

V) Series 1998-6:
   --------------
On September 15, 1998 the Registrant made available the Monthly
Certificateholders Statement for the August 1998 Due Period with respect to Series 1998-6, which is attached as Exhibit 20(v) hereto.

W) Series 1994-3:
   --------------
As of September 15, 1998, Greenwood Trust Company as Master Servicer under the Series 1994-3 Supplement, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee, dated as of October 20, 1994 (the "Series 1994-3 Supplement"), elected pursuant to Section 20 of the Series 1994-3 Supplement to delay the commencement of the Accumulation Period until the first day of the Due Period related to the May 1999 Distribution Date (as each such term is defined in the "Series 1994-3 Supplement").

Item 7.  Financial Statements and Exhibits
         ---------------------------------
(c) Exhibits

Exhibit No.     Description
-----------     -----------
20(a)           Monthly Certificateholders' Statement, related to the Due Period ending
                August 31, 1998, for Series 1993-1.

20(b)           Monthly Certificateholders' Statement, related to the Due Period ending
                August 31, 1998, for Series 1993-2.

20(c)           Monthly Certificateholders' Statement, related to the Due Period ending
                August 31, 1998, for Series 1993-3.

20(d)           Monthly Certificateholders' Statement, related to the Due Period ending
                August 31, 1998, for Series 1994-2.

20(e)           Monthly Certificateholders' Statement, related to the Due Period ending
                August 31, 1998, for Series 1994-3.

20(f)           Monthly Certificateholders' Statement, related to the Due Period ending
                August 31, 1998, for Series 1994-A.

20(g)           Monthly Certificateholders' Statement, related to the Due Period ending
                August 31, 1998, for Series 1995-1.

20(h)           Monthly Certificateholders' Statement, related to the Due Period ending
                August 31, 1998, for Series 1995-2.

20(i)           Monthly Certificateholders' Statement, related to the Due Period ending
                August 31, 1998, for Series 1995-3.

20(j)           Monthly Certificateholders' Statement, related to the Due Period ending
                August 31, 1998, for Series 1996-1.

20(k)           Monthly Certificateholders' Statement, related to the Due Period ending
                August 31, 1998, for Series 1996-2.

20(l)           Monthly Certificateholders' Statement, related to the Due Period ending
                August 31, 1998, for Series 1996-3.

20(m)           Monthly Certificateholders' Statement, related to the Due Period ending
                August 31, 1998, for Series 1996-4.

20(n)           Monthly Certificateholders' Statement, related to the Due Period ending
                August 31, 1998, for Series 1997-1.

20(o)           Monthly Certificateholders' Statement, related to the Due Period ending
                August 31, 1998, for Series 1997-2.

20(p)           Monthly Certificateholders' Statement, related to the Due Period ending
                August 31, 1998, for Series 1997-3.

20(q)           Monthly Certificateholders' Statement, related to the Due Period ending
                August 31, 1998, for Series 1997-4.

20(r)           Monthly Certificateholders' Statement, related to the Due Period ending
                August 31, 1998, for Series 1998-1.

20(s)           Monthly Certificateholders' Statement, related to the Due Period ending
                August 31, 1998, for Series 1998-2.

20(t)           Monthly Certificateholders' Statement, related to the Due Period ending
                August 31, 1998, for Series 1998-3.

20(u)           Monthly Certificateholders' Statement, related to the Due Period ending
                August 31, 1998, for Series 1998-4.

20(v)           Monthly Certificateholders' Statement, related to the Due Period ending
                August 31, 1998, for Series 1998-6.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                         DISCOVER CARD MASTER TRUST I
                                 (Registrant)

                                By: GREENWOOD TRUST COMPANY
                                    as originator of the Trust


                                By:            John J. Coane
                                    ------------------------------------
                                    John J. Coane
                                    Vice President, Chief Accounting
                                    Officer and Treasurer


Date: September 15, 1998

                                  EXHIBIT INDEX

Exhibit No.     Description
-----------     -----------
20(a)           Monthly Certificateholders' Statement, related to the Due Period ending
                August 31, 1998, for Series 1993-1.

20(b)           Monthly Certificateholders' Statement, related to the Due Period ending
                August 31, 1998, for Series 1993-2.

20(c)           Monthly Certificateholders' Statement, related to the Due Period ending
                August 31, 1998, for Series 1993-3.

20(d)           Monthly Certificateholders' Statement, related to the Due Period ending
                August 31, 1998, for Series 1994-2.

20(e)           Monthly Certificateholders' Statement, related to the Due Period ending
                August 31, 1998, for Series 1994-3.

20(f)           Monthly Certificateholders' Statement, related to the Due Period ending
                August 31, 1998, for Series 1994-A.

20(g)           Monthly Certificateholders' Statement, related to the Due Period ending
                August 31, 1998, for Series 1995-1.

20(h)           Monthly Certificateholders' Statement, related to the Due Period ending
                August 31, 1998, for Series 1995-2.

20(i)           Monthly Certificateholders' Statement, related to the Due Period ending
                August 31, 1998, for Series 1995-3.

20(j)           Monthly Certificateholders' Statement, related to the Due Period ending
                August 31, 1998, for Series 1996-1.

20(k)           Monthly Certificateholders' Statement, related to the Due Period ending
                August 31, 1998, for Series 1996-2.

20(l)           Monthly Certificateholders' Statement, related to the Due Period ending
                August 31, 1998, for Series 1996-3.

20(m)           Monthly Certificateholders' Statement, related to the Due Period ending
                August 31, 1998, for Series 1996-4.

20(n)           Monthly Certificateholders' Statement, related to the Due Period ending
                August 31, 1998, for Series 1997-1.

20(o)           Monthly Certificateholders' Statement, related to the Due Period ending
                August 31, 1998, for Series 1997-2.

20(p)           Monthly Certificateholders' Statement, related to the Due Period ending
                August 31, 1998, for Series 1997-3.

20(q)           Monthly Certificateholders' Statement, related to the Due Period ending
                August 31, 1998, for Series 1997-4.

20(r)           Monthly Certificateholders' Statement, related to the Due Period ending
                August 31, 1998, for Series 1998-1.

20(s)           Monthly Certificateholders' Statement, related to the Due Period ending
                August 31, 1998, for Series 1998-2.

20(t)           Monthly Certificateholders' Statement, related to the Due Period ending
                August 31, 1998, for Series 1998-3.

20(u)           Monthly Certificateholders' Statement, related to the Due Period ending
                August 31, 1998, for Series 1998-4.

20(v)           Monthly Certificateholders' Statement, related to the Due Period ending
                August 31, 1998, for Series 1998-6.